UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 20, 2020

DELTA APPAREL, INC.

(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller reporting company	Emerging growth company
☐	☒	☐	☒	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	DLA	NYSE American

Item 7.01. Regulation FD Disclosure.

In response to the continued spread of COVID-19, and for the health and safety of its employees and customers, Delta Apparel, Inc. has temporary closed all owned retail stores in the United States, effective March 18, 2020. The Company expects these closures to last at least three weeks, but will continuously assess the rapidly-evolving situation, taking into account the guidance of global health organizations and local governments to determine the right time to reopen store locations. The Company will continue to serve its customers through its websites at www.saltlife.com, www.coastapparel.com, www.soffe.com and www.deltaapparel.com.

In addition, adhering to government guidelines, Delta Apparel, Inc. has temporarily suspended operations at its manufacturing facilities in Honduras, effective March 17, 2020, and El Salvador, effective March 19, 2020 and anticipates these facilities to be closed for at least three weeks.  The Company believes it has sufficient inventory on hand in its distribution facilities located across the United States to service its business until the manufacturing facilities resume operations.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	March 20, 2020	/s/ Deborah H. Merrill
Deborah H. Merrill
Chief Financial Officer and President, Delta Group